SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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ING Clarion Global Real Estate Income Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ING CLARION GLOBAL REAL ESTATE INCOME FUND
201 King of Prussia Road, Suite 600
Radnor, Pennsylvania 19087
Dear Shareholder:
     We are writing to you on an important matter relating to your investment in ING Clarion Global Real Estate Income Fund (the “Fund”), a statutory trust organized under the laws of the State of Delaware. CB Richard Ellis Group, Inc. (“CB Richard Ellis”) has entered into definitive agreements to acquire the majority of the real estate investment management business (“ING REIM”) of ING Groep N.V. (“ING Group”), including ING Clarion Real Estate Securities, LLC (the “Advisor”), the Fund’s investment adviser (the “Proposed Acquisition”). The Proposed Acquisition is expected to close in the third quarter of 2011. Upon the closing of the Transaction and subject to Shareholder approval, the Advisor would continue to act as investment adviser to the Fund under a new investment advisory agreement.
     The Proposed Acquisition will have the effect of terminating the Fund’s existing investment advisory agreement with the Advisor. Accordingly, and as discussed more fully in the enclosed proxy statement, we are requesting that you vote to approve a new investment advisory agreement between the Fund and the Advisor. The transaction will not result in changes to the Fund’s investment objective and principal investment strategies or any increase in the Fund’s fees and expenses.
     CB Richard Ellis, a Fortune 500 and S&P 500 company headquartered in Los Angeles, California, is the world’s largest commercial real estate services firm (in terms of 2010 revenue). CB Richard Ellis has approximately 31,000 employees (excluding affiliates), and serves real estate owners, investors and occupiers through more than 300 offices (excluding affiliates) worldwide. CB Richard Ellis offers strategic advice and execution for property sales and leasing; corporate services; property, facilities and project management; mortgage banking; appraisal and valuation; development services; investment management; and research and consulting. At closing, the Advisor will become a business unit of CB Richard Ellis Investors (“CBRE Investors”), an independently operated business unit of CB Richard Ellis. At closing, the Advisor will also assume the business of CBRE Global Real Estate Securities, an investment adviser subsidiary of CBRE Investors. The name of the combined CBRE Investors/ING REIM organization is being evaluated and will be announced in connection with the closing of the Proposed Acquisition. The Advisor’s name and the Fund’s name will likewise be changed at that time.
     The Advisor has operated as an independent business unit of the larger ING REIM (and ING Group) organizations, benefiting from the real estate research capability of ING REIM and the operational and financial resources of ING Group. The Advisor will continue to operate as an independent business unit within the CBRE Investors (and CB Richard Ellis) organizations. All staff and functions within the Advisor’s business are expected to remain the same, while the Advisor will benefit from the operational and financial resources of the larger CB Richard Ellis organization. The Advisor will continue to benefit from its relationship with ING REIM, as CB Richard Ellis is likewise acquiring the ING REIM operations in Europe and Asia, and will also benefit from access to the real estate research capability of CB Richard Ellis. Like ING REIM, CB Richard Ellis dedicates substantial resources to real estate market research, with over 400 individuals involved in real estate market research covering both developed and emerging markets.
     A Special Meeting of Shareholders (the “Meeting”) of the Fund has been scheduled on June 15, 2011 at 10:00 a.m., Eastern Time at the offices of the Advisor, 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087 to vote on the new investment advisory agreement. If you are a Shareholder of record of the Fund as of the close of business on April 4, 2011, you are entitled to vote at the Meeting and any adjournment of the Meeting, even if you no longer own Fund shares.

     After careful consideration, the Board of Trustees of the Fund (the “Board”) unanimously recommends that you vote “FOR” this Proposal.
     You can vote on the approval of a new investment advisory agreement between the Fund and the Advisor in one of four ways:
•	by mail with the enclosed proxy card — be sure to sign, date and return it in the enclosed postage-paid envelope;

•	through the web site listed in the proxy voting instructions;

•	by telephone using the toll-free number listed in the proxy voting instructions; or

•	in person at the Meeting on June 15, 2011.
     We encourage you to vote over the Internet or by telephone, using the voting control number that appears on your proxy card. Your vote is extremely important. We ask that you take the time to carefully consider and vote on this important proposal. Please read the enclosed information carefully before voting. If you have questions, please call the Fund toll free at 1-888-711-4272 from 9:00 a.m. to 5:00 p.m. Eastern Time or Broadridge Financial Solutions, Inc., the Fund’s proxy solicitor, at 1-877-257-9946.
     If you do not vote using one of the above methods, you may be called by Broadridge Financial Solutions, Inc., our proxy solicitor, to vote your common shares over the telephone.
     Proxies may be revoked prior to the Meeting by timely executing and submitting a revised proxy (following the methods noted above), by giving written notice of revocation to the Fund prior to the Meeting, or by voting in person at the Meeting.
     We appreciate your participation and prompt response in this matter and thank you for your continued support.

Sincerely,
/s/ T. Ritson Ferguson
T. Ritson Ferguson
President and Chief Executive Officer of ING Clarion Global Real Estate Income Fund [ ], 2011

Please vote now. Your vote is important.
To avoid the wasteful and unnecessary expense of further solicitation, we urge you to indicate your voting instructions on the enclosed proxy card, date and sign it and return it promptly in the envelope provided, or record your voting instructions by telephone or via the Internet, no matter how large or small your holdings may be. If you submit a properly executed proxy but do not indicate how you wish your shares to be voted, your shares will be voted “For” the Proposal. If your shares are held through a broker, you must provide voting instructions to your broker about how to vote your shares in order for your broker to vote your shares at the Meeting.

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VERY IMPORTANT INFORMATION FOR SHAREHOLDERS
     By its very nature, the following “Questions and Answers” section is a summary and is not intended to be as detailed as the discussion found later in the proxy materials. For that reason, the information is qualified in its entirety by reference to the enclosed proxy statement to Shareholders (“Proxy Statement”).
QUESTIONS AND ANSWERS
Q.	WHY AM I RECEIVING THIS PROXY STATEMENT?
A. You are receiving these proxy materials—a booklet that includes the Proxy Statement and your proxy card—because you have the right to vote on an important proposal concerning your investment in ING Clarion Global Real Estate Income Fund (the “Fund”).
On February 15, 2011, CB Richard Ellis Group, Inc. (“CB Richard Ellis”) entered into definitive agreements to acquire the majority of the real estate investment management business (“ING REIM”) of ING Groep N.V. (“ING Group”), including ING Clarion Real Estate Securities, LLC (the “Advisor”), the Fund’s investment adviser, for approximately $940 million in cash (the “Proposed Acquisition”). Upon completion of the Proposed Acquisition, and subject to Shareholder approval, the Advisor would continue to act as investment adviser to the Fund under a new investment advisory agreement.
To provide for the continued management of the Fund by the Advisor, you are being asked to approve a new investment advisory agreement.
Q.	WHY AM I BEING ASKED TO VOTE ON A NEW INVESTMENT ADVISORY AGREEMENT?
A. Under the Investment Company Act of 1940, as amended (the “1940 Act”), shareholders are required to approve investment advisory agreements.
The Fund’s Board of Trustees (the “Board”), including a majority of the Trustees who are not “interested persons,” as defined by the 1940 Act, of the Fund (the “Independent Trustees”), has unanimously approved a new investment advisory agreement and has determined to submit the agreement to the Fund’s Shareholders for consideration and approval.
Q.	HOW WILL THE PROPOSED ACQUISITION AND NEW INVESTMENT ADVISORY AGREEMENT AFFECT ME?
A. The Proposed Acquisition will not result in changes to the Fund’s investment objective and principal investment strategies or any increase in the Fund’s fees and expenses. The Advisor has operated as an independent business unit of the larger ING REIM (and ING Group) organizations and will continue to operate as an independent business unit of CB Richard Ellis after the Proposed Acquisition. All staff and functions within the Advisor’s business are expected to remain the same. The Advisor does not expect any changes to the personnel primarily responsible for managing the Fund and has no intention to remove any of the current portfolio managers from management of the Fund.
The new investment advisory agreement should have very little effect on you as a Shareholder of the Fund. As it does under the existing investment advisory agreement, the Fund will pay the Advisor a fee monthly in arrears at the annual rate equal to 0.85% of the average value of the Fund’s managed assets (which includes the amount from any preferred shares, if issued in the future, and any other leverage) plus certain direct and allocated expenses of the Advisor incurred on the Fund’s behalf. However, the new

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investment advisory agreement provides that the fee will be calculated based on the average daily value of the Fund’s managed assets, while the existing advisory agreement provides that the fee will be calculated based on the average weekly value of such assets. This more accurately describes the fee calculation and will not cause any variation in the amount of fees paid to the Advisor. Additionally, the new investment advisory agreement will not affect the fee waiver arrangement (“Fee Waiver”) established at the Fund’s inception. Under the Fee Waiver, the Advisor has agreed to waive a portion of its management fee in the amount of 0.25% of the average weekly values of the Fund’s managed assets for the first five years of the Fund’s operations (through February, 2009), and in a declining amount for an additional four years (through February, 2013).
The new investment advisory agreement will include some additional non-material changes, as described in the proxy statement. In addition, the Advisor has represented to the Board that there will be no change in the investment advisory services provided to the Fund or the quality of those services due to the change in control of the Advisor. Subject to Shareholder approval, the new advisory agreement would become effective concurrent with the closing of the Proposed Acquisition. The new advisory agreement would have an initial term of two (2) years, and thereafter would be subject to annual approval, as described more fully in the Proxy Statement.
Q.	WHO ARE THE ADVISOR AND CB RICHARD ELLIS?
A. The Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, specializing in the management of equity real estate securities portfolios on a discretionary basis, primarily for institutional accounts. As of December 31, 2010, the Advisor had assets under management of approximately $19.4 billion. The Advisor is presently an indirect wholly-owned subsidiary of ING Group, a global financial services organization based in The Netherlands, and is a part of ING REIM.
CB Richard Ellis, a Fortune 500 and S&P 500 company headquartered in Los Angeles, California, is the world’s largest commercial real estate services firm (in terms of 2010 revenue). CB Richard Ellis has approximately 31,000 employees (excluding affiliates), and serves real estate owners, investors and occupiers through more than 300 offices (excluding affiliates) worldwide. CB Richard Ellis offers strategic advice and execution for property sales and leasing; corporate services; property, facilities and project management; mortgage banking; appraisal and valuation; development services; investment management; and research and consulting. The principal business address of CB Richard Ellis is 11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California 90025.
Q. WHAT IS THE PROPOSED ACQUISITION?
A. CB Richard Ellis has entered into definitive agreements to acquire the majority of ING REIM, including the Advisor, from ING Group for approximately $940 million in cash.
Together with the other ING REIM operations being acquired by CB Richard Ellis, the Advisor will become part of CB Richard Ellis Investors (“CBRE Investors”), an independently operated real estate investment management business unit of CB Richard Ellis. CBRE Investors’ assets under management totaled $37.6 billion as of December 31, 2010.* The brand or company name under which the combined ING REIM/CBRE Investors business will operate is being evaluated and will be announced in connection

*	CBRE Investors’ assets under management generally consist of real estate properties or loans, securities portfolios and investments in operating companies and joint ventures. The methodology used by ING REIM and CBRE Investors to determine their respective assets under management are not the same and, accordingly, the reported assets under management of ING REIM would be different if calculated using a methodology consistent with that of CBRE Investors. To the extent applicable, ING REIM’s reported assets under management was converted from Euro to U.S. dollars using an exchange rate of $1.3379 per €1.

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with the closing. Corresponding changes will be made to the names of the Advisor and the Fund at that time.
CB Richard Ellis plans to finance the acquisitions with cash on hand and borrowings under its secured credit facility. CB Richard Ellis ended 2010 with more than $500 million of cash on its balance sheet, approximately $650 million undrawn on its revolving credit facility and an $800 million unutilized accordion facility. Following completion of the Proposed Acquisition, CB Richard Ellis expects that its debt will remain well below the maximum leverage ratio under its secured credit facility.
The Advisor expects to assume the business of CBRE Global Real Estate Securities (“CBRE Securities”) at the closing of the Proposed Acquisition. CBRE Securities is an existing investment adviser subsidiary of CBRE Investors with a business similar to that of the Advisor. As of December 31, 2010, CBRE Securities had assets under management of approximately $2.5 billion. A select number of investment professionals are expected to join the Advisor from CBRE Securities, which will provide additional depth to the Advisor’s investment team. Notwithstanding the additions to its investment team, the Advisor does not intend to change its investment process and has no intention to remove any of the current portfolio managers from management of the Fund.
Senior management of the Advisor, including the primary portfolio managers, will own nearly 25% of the firm on a fully-diluted basis after closing. This ownership will vest over time (generally 8 years) and a significant amount will be forfeited if the individual resigns voluntarily in the first several years. The Advisor believes that this arrangement will allow the firm to operate independently within CB Richard Ellis over the long-term.
Q.	WILL THERE BE ANY CHANGES TO THE FUND’S OTHER SERVICE PROVIDERS?
A. It is not anticipated that there will be changes to the Fund’s service providers. The Bank of New York Mellon Corporation will continue to serve as the Fund’s Administrator, Transfer Agent and Custodian.
Q.	HOW DOES THE BOARD RECOMMEND THAT I VOTE?
A. After careful consideration, the Board unanimously recommends that you vote “FOR” the proposal. Please see the section entitled “Board Recommendation” for a discussion of the Board’s considerations in making such a recommendation.
Q.	WHAT HAPPENS IF THE NEW INVESTMENT ADVISORY AGREEMENT IS NOT APPROVED?
A. Closing of the Proposed Acquisition is contingent upon, among other things, the approval or consent (as applicable) of the clients/shareholders representing a substantial percentage of the Advisor’s assets under management, which includes the Fund’s assets. If the new investment advisory agreement is not approved by Shareholders at the Meeting, the closing of the Proposed Acquisition may be delayed until Shareholder approval is obtained. The Advisor will continue to serve as investment adviser to the Fund under the existing investment advisory agreement until the closing of the Proposed Acquisition.
Q.	WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?
A. To be approved, the proposal must be approved by a vote of a majority of the outstanding voting securities of the Fund. The “vote of a majority of the outstanding voting securities” is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the voting securities of the Fund entitled to vote thereon present at the Meeting or represented by proxy, if more than 50% of the Fund’s outstanding voting

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securities are present or represented by proxy; or (ii) more than 50% of the outstanding voting securities of the Fund entitled to vote thereon.
Q.	HOW DO I PLACE MY VOTE?
A. You may vote by mail with the enclosed proxy card, by Internet by following the instructions in the proxy voting instructions, by telephone using the toll-free number listed in the proxy voting instructions, or in person at the Meeting. You may use the enclosed postage-paid envelope to mail your proxy card. Please follow the enclosed instructions to utilize any of these voting methods. If you need more information on how to vote, or if you have any questions, please call the Fund’s proxy solicitation agent at the telephone number below.
Proxies may be revoked prior to the Meeting by timely executing and submitting a revised proxy (following the methods noted above), by giving written notice of revocation to the Fund prior to the Meeting, or by voting in person at the Meeting.
Q.	WHOM DO I CALL IF I HAVE QUESTIONS?
A. We will be happy to answer your questions about this proxy solicitation. If you have questions, please call the Fund toll free at 1-888-711-4272 from 9:00 a.m. to 5:00 p.m. Eastern Time or Broadridge Financial Solutions, Inc., the Fund’s proxy solicitor, at 1-877-257-9946.
REMEMBER — YOUR VOTE COUNTS, EVEN IF YOU HAVE SOLD YOUR SHARES BETWEEN THE RECORD DATE AND THE DATE OF THE MEETING!
If your completed proxy ballot is not received, you may be contacted by representatives of Broadridge Financial Solutions, Inc. to vote your common shares over the telephone. Broadridge Financial Solutions, Inc. has been engaged to assist the Fund in soliciting proxies. Representatives of Broadridge Financial Solutions, Inc. will remind you to vote your shares.

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ING CLARION GLOBAL REAL ESTATE INCOME FUND
201 King of Prussia Road, Suite 600
Radnor, Pennsylvania 19087
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 15, 2011
To Shareholders of ING Clarion Global Real Estate Income Fund:
          NOTICE IS GIVEN THAT a Special Meeting of Shareholders (the “Meeting”) of ING Clarion Global Real Estate Income Fund (the “Fund”), a statutory trust organized under the laws of the State of Delaware, will be held at the offices of ING Clarion Real Estate Securities, LLC (the “Advisor”), 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087 on June 15, 2011 at 10:00 a.m., Eastern Time for the following purposes:
1.	To approve a new investment advisory agreement between the Fund and the Advisor (“Proposal 1”);

2.	To approve the adjournment or postponement of the Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve Proposal 1 (“Proposal 2”). Proposal 2 relates only to an adjournment or postponement of the Meeting for purposes of soliciting additional proxies to obtain the requisite Shareholder vote to approve Proposal 1. The Board of Trustees of the Fund retains full authority to adjourn or postpone the Meeting for any other purpose, including absence of a quorum, without the consent of Shareholders; and

3.	To transact such other business as may properly come before the Meeting.
     Shareholders of record as of the close of business on April 4, 2011 are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.
THE BOARD OF TRUSTEES OF THE FUND REQUESTS THAT YOU VOTE YOUR COMMON SHARES BY INDICATING YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATING AND SIGNING SUCH PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES, OR BY RECORDING YOUR VOTING INSTRUCTIONS BY TELEPHONE OR VIA THE INTERNET.
THE BOARD OF TRUSTEES OF THE FUND RECOMMENDS THAT YOU CAST YOUR VOTE:
•	FOR THE APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT BETWEEN THE FUND AND THE ADVISOR, AS DESCRIBED IN THE PROXY STATEMENT.

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•	FOR THE ADJOURNMENT OR POSTPONEMENT OF THE MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE MEETING TO APPROVE THE NEW INVESTMENT ADVISORY AGREEMENT AS PROPOSED IN PROPOSAL 1.
IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK THAT YOU MAIL YOUR PROXY CARD OR RECORD YOUR VOTING INSTRUCTIONS BY TELEPHONE OR VIA THE INTERNET PROMPTLY.

For the Board of Trustees,

T. RITSON FERGUSON
President and Chief Executive Officer ING Clarion Global Real Estate Income Fund [ ], 2011

YOUR VOTE IS IMPORTANT.
PLEASE VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY
CARD OR BY RECORDING YOUR VOTING INSTRUCTIONS BY TELEPHONE OR VIA THE
INTERNET, NO MATTER HOW MANY COMMON SHARES YOU OWN.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 15, 2011
     The Fund’s Notice of a Meeting of Shareholders, Proxy Statement and Form of Proxy Card are available on the Internet at [          ].

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ING CLARION GLOBAL REAL ESTATE INCOME FUND
201 King of Prussia Road, Suite 600
Radnor, Pennsylvania 19087
PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 15, 2011
     The Board of Trustees (the “Board”) of ING Clarion Global Real Estate Income Fund, a statutory trust organized under the laws of the State of Delaware and a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940 (the “1940 Act”), is soliciting proxies from the Shareholders of the Fund in connection with a Special Meeting of Shareholders of the Fund, and at any adjournment or postponement thereof (the “Meeting”), to be held at the offices of ING Clarion Real Estate Securities, LLC (the “Advisor”), the Fund’s investment adviser, 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087, on June 15, 2011 at 10:00 a.m. Eastern Time.
     The Meeting’s notice, this proxy statement (the “Proxy Statement”) and proxy card(s) are being sent to Shareholders of record as of the close of business on April 4, 2011 (the “Record Date”) beginning on or about [April 11], 2011. Additional information about the Fund is available by calling [the Fund toll free at 1-888-711-4272 from 9:00 a.m. to 5:00 p.m. Eastern Time]. Only one copy of this Proxy Statement may be mailed to households, even if more than one person in a household owns shares of the Fund, unless the Fund has received contrary instructions from the Shareholder. If you need additional copies of this Proxy Statement, please contact our proxy solicitor, Broadridge Financial Solutions, Inc., at 1-877-257-9946.
     At the Meeting, Shareholders will vote on the following proposals (each a “Proposal” and collectively, the “Proposals”):
1.	To approve a new investment advisory agreement between the Fund and the Advisor (“Proposal 1”);

2.	To approve the adjournment or postponement of the Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve Proposal 1 (“Proposal 2”). Proposal 2 relates only to an adjournment or postponement of the Meeting for purposes of soliciting additional proxies to obtain the requisite Shareholder vote to approve Proposal 1. The Board of Trustees of the Fund retains full authority to adjourn or postpone the Meeting for any other purpose, including absence of a quorum, without the consent of Shareholders; and

3.	To transact such other business as may properly come before the Meeting.
     Any Shareholder who owned shares of the Fund on the Record Date is entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. Each Shareholder is entitled to one vote for each full share and an appropriate fraction of a vote for each fractional share held.
     Shareholders who execute proxies retain the right to revoke them in person at the Meeting or by written notice received by the Secretary of the Fund at any time before the proxies are voted. Unrevoked proxies will be voted as specified on the proxy card(s) and, unless specified to the contrary, will be voted “FOR” each Proposal.
     The presence in person or by proxy of Shareholders owning a majority of the shares entitled to vote on any matter is necessary to constitute a quorum for the transaction of business at the Meeting. In the event that a quorum is not present at the Meeting, the Shareholders of a majority of the votes present in person or by proxy may adjourn the Meeting from time to time to a date not more than 120 days after the Record Date without notice other than announcement at such Meeting.
     The persons named as proxies will vote, in their discretion, those proxies that they are entitled to vote “FOR” or “AGAINST” each Proposal. Approval of Proposal 1 requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the vote of “a majority of the outstanding voting securities” means the affirmative vote of the lesser of (1) the holders of 67% or more of the shares represented at the Meeting, if the holders of more than 50% of the shares of the Fund are represented at the Meeting, or (2) more than 50% of the outstanding shares of the Fund.
     Abstentions and broker non-votes will be counted as shares present at the Meeting for quorum purposes. Abstentions will be counted as present and entitled to vote at the Meeting but will not be considered votes cast at the Meeting. Broker non-votes are shares held in “street name” for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. Abstentions and broker non-votes are effectively votes against Proposal 1 because an absolute percentage of affirmative votes is required to approve the Proposal.
     Additional information regarding outstanding shares, voting your proxy card(s) and attending the Meeting(s) are included at the end of the Proxy Statement in the section entitled “Voting Information.”
The Proposed Acquisition
General Terms
     On February 15, 2011, CB Richard Ellis Group, Inc. (“CB Richard Ellis”) entered into definitive agreements to acquire the majority of the real estate investment management business (“ING REIM”) of ING Groep N.V. (“ING Group”), including the Advisor, for approximately $940 million in cash (the “Proposed Acquisition”).
     The Advisor currently serves as the Fund’s investment adviser under the terms of an investment advisory agreement with the Fund dated February 18, 2004 (the “Existing Advisory Agreement”). The closing of the Proposed Acquisition will result in a change of control of the Advisor, which will terminate the Existing Advisory Agreement under its terms. Therefore, concurrent with the closing of the Proposed Acquisition and subject to Shareholder approval, the Fund intends to continue the Advisor’s engagement as investment adviser by entering into a new investment advisory agreement (the “New Advisory Agreement”).
     The Advisor is registered as an investment adviser under the Investment Advisers Act of 1940. The Advisor specializes in the management of equity real estate securities and manages diversified securities portfolios on a discretionary basis, primarily for institutional accounts. As of December 31, 2010 the Advisor had assets under management of approximately $19.4 billion. The Advisor is presently an indirect wholly-owned subsidiary of ING Group, a global financial services organization based in The Netherlands. Within ING Group, the Advisor is unit of ING REIM, one of the world’s largest global real

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estate investment managers with offices in The Netherlands, the United Kingdom, Hong Kong and Japan, as well as the United States. The ING REIM businesses being acquired by CB Richard Ellis, including the Advisor, had aggregate assets under management of approximately $59.8 billion as of December 31, 2010.†
     CB Richard Ellis, a Fortune 500 and S&P 500 company headquartered in Los Angeles, California, is the world’s largest commercial real estate services firm (in terms of 2010 revenue). CB Richard Ellis has approximately 31,000 employees (excluding affiliates), and serves real estate owners, investors and occupiers through more than 300 offices (excluding affiliates) worldwide. CB Richard Ellis offers strategic advice and execution for property sales and leasing; corporate services; property, facilities and project management; mortgage banking; appraisal and valuation; development services; investment management; and research and consulting. The principal business address of CB Richard Ellis is 11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California 90025.
     Together with the other ING REIM operations being acquired by CB Richard Ellis, the Advisor will become part of CB Richard Ellis Investors (“CBRE Investors”), an independently operated real estate investment management business unit of CB Richard Ellis. CBRE Investors’ assets under management totaled $37.6 billion as of December 31, 2010.‡ The brand or company name under which the combined ING REIM/CBRE Investors business will operate is being evaluated and will be announced in connection with the closing. Corresponding changes will be made to the name of the Advisor and the Fund at that time.
     CB Richard Ellis plans to finance the acquisitions with cash on hand and borrowings under its secured credit facility. CB Richard Ellis ended 2010 with more than $500 million of cash on its balance sheet, approximately $650 million undrawn on its revolving credit facility and an $800 million unutilized accordion facility. Following completion of the Proposed Acquisition, CB Richard Ellis expects that its debt will remain well below the maximum leverage ratio under its secured credit facility.
Impact on the Advisor and the Fund
     The Advisor has operated as an independent business unit of the larger ING REIM (and ING Group) organizations and will continue to operate as an independent business unit within the larger CBRE Investors (and CB Richard Ellis) organizations. All staff and functions within the Advisor’s business are expected to remain the same. Portfolio management, client service, marketing and operational staff will continue in their current roles in all global offices. The Advisor does not expect any changes to the personnel primarily responsible for managing the Fund and has taken significant steps to encourage retention and align the interests of management with its clients, including the Fund. Although there may be additions to its investment team, the Advisor has no intention to remove any of the current portfolio managers from management of the Fund.
     The Advisor has historically benefited from the real estate research capability of the ING REIM organization. This is expected to continue, as CB Richard Ellis is likewise acquiring the ING REIM

†	CBRE Investors’ assets under management generally consist of real estate properties or loans, securities portfolios and investments in operating companies and joint ventures. The methodology used by ING REIM and CBRE Investors to determine their respective assets under management are not the same and, accordingly, the reported assets under management of ING REIM would be different if calculated using a methodology consistent with that of CBRE Investors. To the extent applicable, ING REIM’s reported assets under management was converted from Euro to U.S. dollars using an exchange rate of $1.3379 per €1.

‡	See prior Note

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operations in Europe and Asia. Like ING REIM, CB Richard Ellis dedicates substantial resources to real estate market research, with over 400 individuals involved in real estate market research covering both developed and emerging markets.
     The Advisor expects to assume the business of CBRE Global Real Estate Securities (“CBRE Securities”) at the closing of the Proposed Acquisition. CBRE Securities is an existing investment adviser subsidiary of CBRE Investors with a business similar to that of the Advisor. As of December 31, 2010, CBRE Securities had assets under management of approximately $2.5 billion. A select number of investment professionals are expected to join the Advisor from CBRE Securities, which will provide additional depth to the Advisor’s investment team. Notwithstanding the additions to its investment team, the Advisor does not intend to change its investment process and has no intention to remove any of the current portfolio managers from management of the Fund.
     Senior management of the Advisor, including the primary portfolio managers, will own nearly 25% of the firm on a fully-diluted basis after the closing. This ownership will vest over time (generally 8 years) and a significant amount will be forfeited if the individual resigns voluntarily in the first several years. The Advisor believes that this arrangement will allow the firm to operate independently within CB Richard Ellis over the long-term.
New Advisory Agreement
     At an in-person meeting held on March 8, 2011, the Board, including a majority of the Board members who are not “interested persons,” as defined in the 1940 Act (the “Independent Trustees”), unanimously approved the New Advisory Agreement and recommended its approval by Shareholders as being in the best interests of the Fund and its Shareholders (see “Board Considerations in Approving the New Advisory Agreement” below). The 1940 Act requires that the New Advisory Agreement be approved by the Fund’s Shareholders in order for it to become effective.
     Section 15(f) of the 1940 Act offers a safe harbor for persons selling advisory businesses from claims that they have sold a fiduciary office (i.e., their investment advisory contractual relationship with the funds they advise) in exchange for compensation in the sale of their business. Section 15(f) provides in substance that when a sale of a controlling interest in an investment adviser of a registered investment company occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the sale so long as two conditions are satisfied. The first condition of Section 15(f) is that during the three-year period following the completion of the transaction, at least 75% of the investment company’s board of trustees must not be “interested persons,” as defined in the 1940 Act, of the investment adviser or predecessor adviser. The Fund’s Board currently satisfies this requirement. Second, an “unfair burden” must not be imposed on the investment company as a result of the transaction relating to the sale of such interest, or any express or implied terms, conditions or understandings applicable thereto. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any “interested person,” as defined in the 1940 Act, of such an adviser, receives or is entitled to receive any compensation, directly or indirectly, (i) from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of, an investment company, other than bona fide ordinary compensation as principal underwriter, or (ii) from an investment company or its security holders for other than bona fide investment advisory or other services.
     Consistent with the conditions of Section 15(f) of the 1940 Act, the Advisor and CB Richard Ellis have agreed that they will not take any action that would have the effect, directly or indirectly, of causing any requirement of the provisions of Section 15(f) to be violated with respect to the Proposed Acquisition.

4

The Advisor and CB Richard Ellis represented to the Board that no unfair burden would be imposed on the Fund as a result of the Proposed Acquisition.
Service Providers
     ING Clarion Real Estate Securities, LLC serves as the investment adviser to the Fund and is located at 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087.
     The Bank of New York Mellon Corporation, located at 101 Barclay Street, New York, New York 10286, serves as administrator, custodian and transfer agent to the Fund.
     The shares of the Fund trade on the New York Stock Exchange. (“NYSE”) under the ticker symbol “IGR” and will continue to be so listed subsequent to the Proposed Acquisition. Reports, proxy statements and other information concerning the Fund may be inspected at the offices of the NYSE 11 Wall Street, New York, New York 10005.
THE BOARD RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE “FOR” THE APPROVAL OF THE PROPOSAL.
The date of this Proxy Statement is [April 8], 2011.
     Additional information about the Fund is available in its most recent annual and semi-annual reports to Shareholders. Most recently, the Fund’s annual report has been mailed to Shareholders. Copies of these documents are available without charge on a web site maintained by the Advisor at www.ingclarionres.com or from the Advisor by calling (888) 711-4272 or by writing to the Fund at 201 King of Prussia Road, Radnor, Pennsylvania 19087. The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements, proxy material and other information with the Securities and Exchange Commission (“SEC”). Materials filed with the SEC can be reviewed and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or downloaded from the SEC’s web site at www.sec.gov. Information on the operation of the SEC’s Public Reference Room may be obtained by calling the SEC at (202) 551-8090. You may also request copies of these materials, upon payment at the prescribed rates of a duplicating fee, by electronic request to the SEC’s e-mail address (publicinfo@sec.gov) or by writing the Public Reference Branch, Office of Consumer Affairs and Information Services, SEC, Washington, DC, 20549-0102.

5

DISCUSSION OF PROPOSAL
PROPOSAL — TO APPROVE A NEW INVESTMENT ADVISORY
AGREEMENT BETWEEN THE FUND AND THE ADVISOR
Description of Proposal 1
     At the Meeting, you will be asked to approve the New Advisory Agreement between the Fund and the Advisor. The Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, specializing in the management of equity real estate securities portfolios on a discretionary basis, primarily for institutional accounts. As of December 31, 2010, the Advisor had assets under management of approximately $19.4 billion. A general description of the proposed New Advisory Agreement is included below. A form of the New Advisory Agreement is attached hereto as Exhibit A.
     Under the 1940 Act, a change in control of an investment adviser results in the assignment, and automatic termination, of the investment advisory agreement. The Proposed Acquisition will result in a change of control of the Advisor and the automatic termination of the Existing Advisory Agreement. A new investment advisory agreement, such as the New Advisory Agreement, requires the approval of both the board of trustees of the investment company and the shareholders of such investment company.
     In anticipation of the closing of the Proposed Acquisition, the Trustees, including a majority of the Independent Trustees, considered and approved, subject to Shareholder approval, the New Advisory Agreement at an in-person Special Meeting held on March 8, 2011. The terms of the New Advisory Agreement are substantially similar in all material respects to the terms of the Existing Advisory Agreement. In particular, the management fee rate under the New Advisory Agreement is the same as the rate provided for by the Existing Advisory Agreement. In addition, the fee waiver arrangement, pursuant to which the Advisor is waiving a portion of its management fee in a declining amount through February 2013. will remain in place. Subject to Shareholder approval, the New Advisory Agreement would become effective concurrent with the closing of the Proposed Acquisition, which is expected to occur prior to the end of the third quarter of 2011, would have an initial term of two (2) years, and would continue in effect thereafter for successive annual periods so long as such continuance is specifically approved at least annually (i) by either the Board or by vote of a majority of the outstanding voting securities, as defined in the 1940 Act, of the Fund, and (ii) in either event, by the vote of a majority of the Independent Trustees cast in-person at a meeting called for the purpose of voting on such approval.
     The Board recommends that Shareholders approve the New Advisory Agreement.
Description of Proposal 2
     Proposal 2 authorizes each Shareholder’s named proxy to approve one or more adjournments or postponements of the Meeting if there are insufficient votes at the time of the Meeting to approve Proposal 1. Proposal 2 relates only to an adjournment or postponement of the Meeting for purposes of soliciting additional proxies to obtain the requisite Shareholder votes to approve Proposal 1. The Board retains full authority to adjourn or postpone the Meeting for any other purpose, including absence of a quorum, without the consent of Shareholders.
Description and Comparison of the New Advisory Agreement and the Existing Advisory Agreement
     General Information. The following description of the material terms of the New Advisory Agreement is qualified in its entirety by reference to the form of New Advisory Agreement attached hereto as Exhibit A. The New Advisory Agreement contains materially similar terms as the Existing Advisory Agreement, except as described below. Pursuant to the Existing Advisory Agreement, the Advisor served as the investment adviser to the Fund since its inception. The Trustees, including a majority of the Independent Trustees, initially approved the Existing Advisory Agreement at the Fund’s organizational meeting held in-person on December 17, 2003. The Existing Advisory Agreement was approved by the Funds’ initial Shareholder on February 18, 2004 and most recently reapproved by the Board on March 8, 2011.
     Investment Advisory Services. The terms of the New Advisory Agreement provide for the provision by the Advisor of the same services that the Advisor currently provides under the Existing Advisory Agreement. The Advisor would, among other things and subject to the terms of the New Advisory Agreement and the supervision of the Board: (i) act as investment advisor for and supervise and manage the investment and reinvestment of the Fund’s assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Fund; (ii) supervise continuously the investment program of the Fund and the composition of its investment portfolio; (iii) arrange for the purchase and sale of securities and other assets held in the investment portfolio of the Fund; and (iv) provide investment research to the Fund. The Advisor shall also (i) provide periodic reports to the Board concerning the Advisor’s discharge of its duties and responsibilities under the New Advisory Agreement as the Board reasonably requests; (ii) vote, or in accordance with the Advisor’s proxy voting policies, procedures and guidelines cause to be voted, proxies, exercising consents, and exercising all other rights appertaining to securities and assets held by the Fund in accordance with the voting policies and procedures approved by the Board; (iii) as appropriate, select broker-dealers to execute portfolio transactions for the Fund; and (iv) maintain and preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, such records as are required to be maintained by Rule 31a-1 under the 1940 Act.
     Under the New Advisory Agreement, the Advisor has the authority, through a sub-advisory agreement or other arrangement, to delegate to a sub-adviser any of its duties under the New Advisory Agreement, including the management of all or a portion of the assets being managed. The Advisor would supervise the sub-adviser(s). The Existing Advisory Agreement provided the Advisor with the same delegation authority.
     Expenses and Advisory Fees. The fees and expenses to be paid under the New Advisory Agreement are the same as those paid under the Existing Advisory Agreement.
     As compensation for its investment advisory services under the Existing Advisory Agreement, the Advisor is entitled to receive a fee payable monthly in arrears at the annual rate equal to 0.85% of the average weekly value of the Fund’s managed assets (which includes the amount from any preferred shares, if issued in the future, and any other leverage) plus certain direct and allocated expenses of the Advisor incurred on the Fund’s behalf. The fee rate will not change under the New Advisory Agreement. However, the New Advisory Agreement will provide that the fee will be calculated based on the average daily value of the Fund’s managed assets. This more accurately describes the fee calculation and will not cause any variation in the amount of fees paid to the Advisor. When it entered into the Existing Advisory Agreement, the Advisor agreed to waive a portion of its management fee in the amount of 0.25% of the average weekly values of the Fund’s managed assets for the first five years of the Fund’s operations (through February, 2009), and for a declining amount for an additional four years (through February, 2013) (the “Fee Waiver”). The Advisor will enter into an agreement to continue the Fee Waiver concurrent with the New Advisory Agreement.
     Under the Existing Advisory Agreement, the Advisor has agreed to bear all costs and expenses of its employees and any overhead incurred in connection with its duties thereunder and shall bear the costs of any salaries or trustees fees of any officers or trustees of the Fund who are affiliated persons (as defined in the 1940 Act) of the Advisor; provided that the Board may approve reimbursement to the Advisor of the pro rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Fund operations (other than the provision of investment advice required to be provided thereunder) of all personnel employed by the Advisor who devote substantial time to Fund operations or the operations of other investment companies advised by the Advisor. The New Advisory Agreement contains the same provisions.
     For the fiscal year ended December 31, 2010, the aggregate advisory fee paid to the Advisor was $6,572,894.
     Broker-Dealer Relationships. Like the Existing Advisory Agreement, the New Advisory Agreement provides that the Advisor is responsible for the selection of broker-dealers and obtaining the best price and the most favorable execution of its orders.
     Compliance Policies and Procedures. The New Advisory Agreement will add a provision memorializing in writing the requirement that the Advisor maintain compliance policies and procedures.
     Independence from Affiliated Real Estate Services Business. The New Advisory Agreement will add a provision memorializing in writing that the Advisor will provide investment advisory services independently of any real estate services business of CB Richard Ellis.
     Limitation of Liability. Like the Existing Advisory Agreement, the New Advisory Agreement provides that the Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by Advisor or by the Fund in connection with the performance of the New Advisory Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under the New Advisory Agreement. Like the Existing Advisory Agreement, the New Advisory Agreement also explicitly provides for the limitation of liability with respect to the liability of any Trustee, officer, or Shareholder.
     Indemnification. The New Advisory Agreement narrows the Fund’s indemnification obligation. Specifically, under the New Advisory Agreement, the Fund’s indemnification obligation will not extend to companies that control the Advisor or to circumstances in which losses incurred by the party seeking indemnification arise from negligent conduct on the part of the party seeking indemnification.
     Use of the ING Name. Under the New Advisory Agreement, the Fund will no longer be permitted to include “ING” in its name, but will be allowed to include the name “Clarion.” As noted above, the Fund will change its name to remain consistent with the name of the Advisor at the closing of the Proposed Acquisition.
     Governing Law. Like the Existing Advisory Agreement, the New Advisory Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.
     Term of the New Advisory Agreement. Subject to Shareholder approval, the New Advisory Agreement will take effect upon termination of the Existing Advisory Agreement and concurrent with the closing of the Proposed Acquisition. The New Advisory Agreement provides that it will remain in full force and effect for two (2) years from its effective date, and will continue in force from year to year thereafter, so long as such continuance is specifically approved at least annually by (a) the vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trustees of the Fund, or by the vote of a majority of the outstanding voting securities, as defined in the 1940 Act.
     Termination. The New Advisory Agreement may be terminated the Fund at any time, without the payment of any penalty, upon giving the Advisor 60 days’ written notice (which notice may be waived by the Advisor), provided that such termination by the Fund shall be directed or approved by the vote of a majority of the Trustees of the Fund in office at the time or by the vote of the holders of a majority of the voting securities of the Fund at the time outstanding and entitled to vote, or by the Advisor on 60 days’ written notice (which notice may be waived by the Fund). The New Advisory Agreement will also immediately terminate in the event of its assignment. The Existing Advisory Agreement has the same termination provision as the New Advisory Agreement, except that the New Advisory Agreement expressly provides that the Fund must provide written notice to the Advisor of its intention to terminate the agreement.
Board Considerations in Approving the New Advisory Agreement
     Factors Considered. At an in-person meeting held on March 8, 2011 (the “Special Meeting”), the Board of Trustees, including the Independent Trustees, convened for the purpose of considering (i) the approval of the continuation of the Existing Advisory Agreement until July 31, 2012 or its earlier termination upon the closing of the Proposed Acquisition, and (ii) the approval of the New Advisory Agreement.
     In connection with the review of these matters, the Board reviewed the nature, extent and quality of advisory services provided by the Advisor since the inception of the Fund, including the prior performance achieved by the Advisor for the Fund in volatile market conditions, the consistency of the Advisor’s investment decision process, the experience of the Advisor’s personnel and the administrative resources devoted by the Advisor to the oversight of the Fund’s operations. The Board also considered the Fund’s strategic focus on providing income to its Shareholders and current economic trends and conditions, as well as performance and expenses of comparable “peer group” funds, as compiled and reported by the Advisor. With respect to these matters, the Board concluded that the nature and quality of the services provided to the Fund by the Advisor, including the relative performance achieved by the Advisor for the Fund and the administrative and related compliance oversight procedures, were satisfactory and supported the continued retention of the Advisor by the Fund.
     During its deliberations, the Board considered information provided to it by the Advisor with respect to the Proposed Acquisition, the nature and extent of the business of CB Richard Ellis and its affiliated companies and, in particular, the expected continuation, following the Proposed Acquisition, of the management team that has served the Fund under the terms of the Existing Advisory Agreement since the inception of the Fund. Of particular importance in this regard, were management’s assurances that, following the closing of the Proposed Acquisition, the Advisor’s senior management would not undertake substantial new responsibilities within the CB Richard Ellis organization such that continuation of the Advisor’s core business, and the Advisor’s ability to meet its fiduciary and contractual obligations to the Fund, would be adversely affected. The Board also considered the Advisor’s representations with respect to its continuing access to the research capability of the ING REIM organization, which the Advisor expects to be augmented by the research capability of CB Richard Ellis.
     The Board also considered the level of compensation to which the Advisor is entitled under the Existing Advisory Agreement and to which it would be entitled under the terms of the New Advisory Agreement. Among other things, the Board considered that the Fee Waiver would continue in effect and that the rate at which the Advisor’s fee would be calculated would, under the New Advisory Agreement, remain unchanged from the rate in effect under the Existing Advisory Agreement. The Advisor represented to the Board that changing the basis of the advisory fee calculation from the average weekly value of the Fund’s managed assets to the average daily value of the Fund’s managed assets will not cause any variation in the amount of fees paid to the Advisor. The Board also considered information provided by the Advisor with respect to the profits realized by the Advisor as a result of its services to the Fund and as compared to the Advisor’s profitability as a result of its management of other advisory accounts, as well as the extent to which the Proposed Acquisition represented, in effect, a “fall out benefit” to the Advisor as a result of its relationship with the Fund. The Board concluded that the Advisor’s fees were very competitive with those of its “peer group,” that the Advisor had successfully maintained the Fund’s expense ratio at levels below those of the “peer group” funds and that the Advisor (unlike some “peer group” funds) does not charge a separate administration fee to the Fund. The Board also concluded that the continuation, in the New Advisory Agreement, of an advisory fee rate at the same level as set forth in the Existing Advisory Agreement should not result in profits to the Advisor that may be deemed excessive and that the advisory fee rate is reasonable under the circumstances of the Fund. During it deliberations, the Board determined to narrow the scope of the Fund’s indemnification obligation in the manner summarized above. Although reviewed by the Board, the potential for realization of economies of scale was not a factor in the Board’s conclusions, because the Fund is a closed-end vehicle with limited potential for asset growth.
Board Approval and Recommendation
     As a result of the considerations described above, the Board both approved the continuation of the Existing Advisory Agreement and approved the New Advisory Agreement, subject to the approval of the Fund’s Shareholders. The Board also recommended that Shareholders of the Fund vote in favor of the New Advisory Agreement. The Board based its decision on evaluations of all of the considerations described above as a whole and did not consider any one factor as all-important or controlling.
Additional Information Concerning the Advisor and CB Richard Ellis
     The names, titles and principal occupations of key personnel of the Advisor are set forth in the table below, as they are expected to exist after the Proposed Acquisition. The business address of the Advisor and each person listed below is 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087.

Name	Title/Principal Occupation
T. Ritson Ferguson	Trustee, President and Chief Executive Officer of the Fund; Managing Director and Chief Investment Officer of the Advisor

Jonathan A. Blome	Chief Financial Officer of the Fund; Director and Chief Financial Officer of the Advisor

William E. Zitelli	Secretary and Chief Compliance Officer of the Fund; Senior Vice President and General Counsel of the Advisor.

Steven D. Burton	Managing Director and Portfolio Manager of the Advisor

Joseph P. Smith	Managing Director and Portfolio Manager of the Advisor

Jarrett B. Kling	Managing Director of the Advisor; Trustee of the Fund until December 31, 2010

Steven P. Sorenson	Senior Director of the Advisor

David J. Makowicz	Senior Director and Chief Operating Officer of the Advisor

Name	Title/Principal Occupation
Christopher S. Reich	Director of the Advisor

Kenneth D. Weinberg	Director of the Advisor

Joseph T. Straub	Director of the Advisor

Lori Pachelli	Director of the Advisor

William S. Carroll*	Director of the Advisor

Jeremy Anagnos*	Director of the Advisor

*	Currently employed by CBRE Global Real Estate Securities. Messrs. Carroll and Anagnos are expected to join the Advisor at closing, and each is expected to have an equity interest in the firm.
     For additional information about the Advisor, you may visit its website at www.ingclarionres.com. For additional information about CB Richard Ellis, you may visit their website at www.cbre.com. For text-only copies of CB Richard Ellis’s public filings, you may visit the EDGAR Database on the SEC’s website at www.sec.gov.
Required Vote
     Approval of Proposal 1 requires the affirmative vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund, which means the affirmative vote of the lesser of (1) the holders of 67% or more of the shares represented at the Meeting, if the holders of more than 50% of the shares of the Fund are represented at the Meeting, or (2) more than 50% of the outstanding shares of the Fund. In the event the Proposal is not approved by the Fund’s Shareholders, the Board will consider alternatives available to the Fund, including, without limitation, the Advisor continuing to serve as an investment advisor to the Fund in the manner and to the extent permitted by the 1940 Act.
THE BOARD RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND
VOTE “FOR” APPROVAL OF PROPOSAL 1.

ADDITIONAL INFORMATION
Shareholder Information
     As of April 4, 2011, the Record Date, the officers and Trustees of the Fund, as a group, beneficially owned less than 1% of the outstanding common shares common of the Fund, and no person owned of record or, to the knowledge of the Fund, beneficially 5% or more of the outstanding common shares of the Fund.
Shareholder Communications with the Board of Trustees
     The Board has provided for a process by which Shareholders may send communications to the Board. If a Shareholder wishes to send a communication to the Board, or to a specified Trustee, the communication should be submitted in writing c/o the Secretary of the Fund, 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087 who will forward such communication to the Trustees.
Householding
     Shareholders of the Fund may have family members living in the same home who also own shares of the Fund. In order to reduce the amount of duplicative mail that is sent to homes with more than one Fund account, the Fund will, until notified otherwise, send only one copy of the shareholder report and proxy statement to each household address. If you would like to receive separate documents for each account holder, please call the Fund at 1-888-711-4272 from 9:00 a.m. to 5:00 p.m. Eastern Time or write to the Fund c/o ING Clarion Real Estate Securities, LLC, 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087. If you currently share a household with one or more other Shareholders of the Fund and are receiving duplicate copies of the shareholder reports or proxy statements and would prefer to receive a single copy of such documents, please call or write the Fund at the telephone number or address listed above.
SHAREHOLDER PROPOSALS
     Shareholders who wish to present a proposal for action at a future meeting of Shareholders should submit a written proposal to the Secretary of the Fund, c/o ING Clarion Real Estate Securities, LLC, 201 King of Prussia Road, Radnor, Pennsylvania 19087 for inclusion in a future proxy statement. Shareholder proposals to be presented at any future meeting of the Fund must be received by the Fund in writing within a reasonable amount of time before the Fund solicits proxies for that meeting, in order to be considered for inclusion in the proxy materials for that meeting. Whether a proposal is included in a proxy statement will be determined in accordance with applicable federal and state laws. Shareholders retain the right to request that a meeting of the Shareholders be held for the purpose of considering matters requiring Shareholder approval.
VOTING INFORMATION
Quorum, Record Date and Share Ownership
     Shareholders of record as of the close of business on April 4, 2011 (the “Record Date”), are entitled to vote at the Meeting. The presence in person or by proxy of Shareholders owning a majority of the shares entitled to vote on any matter is necessary to constitute a quorum for the transaction of business at the Meeting. In the absence of a quorum or in the event that a quorum is present at a Meeting, but votes sufficient to approve the Proposal are not received, the Shareholders of a majority of the votes present in person or by proxy may adjourn the Meeting from time to time to a date not more than 120 days after the Record Date without notice other than announcement at such Meeting. The Fund’s number of shares outstanding as of the Record Date is [               ].
Submitting and Revoking Your Proxy
     Shareholders may vote by appearing in person at the Special Meeting, by returning the enclosed proxy card or by casting their vote via telephone or the Internet using the instructions provided on the enclosed proxy card and more fully described below. Shareholders have the opportunity to submit their voting instructions via the Internet by utilizing a program provided by Broadridge Financial Solutions, Inc., or by “touch-tone” telephone voting. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Special Meeting. To use the Internet, please access the Internet address found on your proxy card. To record your voting instructions by automated telephone, please call the toll-free number listed on your proxy card. The Internet and automated telephone voting instructions are designed to authenticate Shareholder identities, to allow Shareholders to give their voting instructions, and to confirm that Shareholders’ instructions have been recorded properly. Shareholders submitting their voting instructions via the Internet should understand that there may be costs associated with Internet access, such as usage charges from Internet access providers and telephone companies, which must be borne by the Shareholders. Any person giving a proxy may revoke it at any time prior to its exercise by giving written notice of the revocation to the Secretary of the Fund at the address indicated above, by delivering a duly executed proxy bearing a later date, by recording later-dated voting instructions via the Internet or automated telephone or by attending the Special Meeting and voting in person. The giving of a proxy will not affect your right to vote in person if you attend the Special Meeting and wish to do so.
     All properly executed proxies received prior to the Special Meeting will be voted in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted “FOR” the approval of each proposal. Abstentions and broker non-votes (i.e., where a nominee such as a broker holding common shares for beneficial owners votes on certain matters pursuant to discretionary authority or instructions from beneficial owners, but with respect to one or more proposals does not receive instructions from beneficial owners or does not exercise discretionary authority) are not treated as votes “FOR” a proposal.
     With respect to each proposal, a majority of the outstanding common shares entitled to vote on the proposal must be present in person or by proxy to have a quorum to conduct business at the Special Meeting. Abstentions and broker non-votes will be deemed present for quorum purposes.
     Shareholders are entitled to one vote for each full share held and a fractional vote for each fractional share held. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Meeting(s) in person. We encourage you to vote by Internet or by phone. It is convenient, and it saves the Fund significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the date of the Meeting(s), your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.
Required Vote
     Approval of Proposal 1 requires the affirmative vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund, which means the affirmative vote of the lesser of (1) the holders of 67% or more of the shares represented at the Meeting, if the holders of more than 50% of the shares of the Fund are represented at the Meeting, or (2) more than 50% of the outstanding shares of the Fund. In the event Proposal 1 is not approved by the Fund’s Shareholders, the Board will consider alternatives available to the Fund, including, without limitation, the Advisor continuing to serve as an investment adviser to the Fund in the manner and to the extent permitted by the 1940 Act.
     Approval of Proposal 2 requires the affirmative vote of a plurality of the common shares of present at the Special Meeting, whether in person or by proxy, even if those shares represent less than a quorum. The “affirmative vote of a plurality” means more shares vote for Proposal 2 than against Proposal 2.
     For purposes of determining whether Shareholders of the Fund have approved Proposal 1, abstentions and broker non-votes effectively will be votes “AGAINST” Proposal 1 because Proposal 1 requires the affirmative vote of a majority of the Fund’s outstanding shares. With respect to Proposal 2, abstentions will be treated as votes “FOR” the proposal and will be counted as votes cast on the proposal. Broker non-votes will not be counted as votes cast on the proposal and will therefore have the effect of reducing the aggregate number of common shares voting on the proposal and reducing the number of votes “FOR” required to approve the proposal.
     Treating broker non-votes as votes against a proposal can have the effect of causing Shareholders who choose not to participate in the proxy vote to prevail over Shareholders who cast votes or provide voting instructions to their brokers or nominees. In order to prevent this result, the Fund may request that selected brokers or nominees refrain from returning proxies on behalf of shares for which voting instructions have not been received from beneficial owners or persons entitled to vote. The Fund also may request that selected brokers or nominees return proxies on behalf of shares for which voting instructions have not been received if doing so is necessary to obtain a quorum.
Solicitation of Proxies
     Proxies will be solicited primarily by mailing this Proxy Statement and its enclosures, but proxies also may be solicited through further mailings, telephone calls, personal interviews or e-mail by officers of the Fund, employees or agents of the Advisor, and one or more third-party agents, including other financial intermediaries, particularly as the date of the Meeting approaches. The Fund has retained a proxy solicitor, Broadridge Financial Solutions, Inc., to assist in forwarding and soliciting proxies. Pursuant to this arrangement, Broadridge Financial Solutions, Inc. has agreed to contact banks, brokers and proxy intermediaries to secure votes on the Proposal described in the Proxy Statement. Should Shareholders require additional information regarding the proxy, they may call Broadridge Financial Solutions, Inc. at 1-877-257-9946.
Cost of the Meeting
     The cost of the Meeting, including the costs of retaining Broadridge Financial Solutions, Inc., preparing and mailing of the notice, Proxy Statement and proxy card, and the solicitation of proxies, including reimbursement to broker-dealers and others who forwarded proxy materials to their clients, will be borne by CB Richard Ellis and ING Group.
OTHER BUSINESS
     Management knows of no business to be presented at the Meeting other than the matters set forth in this Proxy Statement. If any other matters properly come before the Meeting, and on all matters incidental to the conduct of the Meeting, the persons named as proxies intend to vote the proxies in accordance with their judgment, unless the Secretary of that Fund has previously received written contrary instructions from the Shareholder entitled to vote the shares.

     The Fund will furnish, without charge, a copy of the Fund’s most recent annual report to any Shareholder upon request. A Shareholder who wishes to request copies of the Fund’s annual report may do so by contacting the Advisor as follows:

Call:	1-888-711-4272 from 9:00 a.m. to 5:00 p.m. Eastern Time

Write:	ING Clarion Real Estate Securities, LLC 201 King of Prussia Road, Radnor, Pennsylvania 19087

Visit:	www.ingclarionres.com

INDEX TO EXHIBITS TO PROXY STATEMENT

Exhibit A — Form of New Advisory Agreement	A-1

EXHIBIT A
FORM OF INVESTMENT ADVISORY AGREEMENT
INVESTMENT MANAGEMENT AGREEMENT
     AGREEMENT, dated [          ], 2011, between ING Clarion Global Real Estate Income Fund (the “Trust”), a Delaware statutory trust, and [               ] (the “Advisor”), a Delaware limited liability company.
     WHEREAS, Advisor has agreed to furnish investment advisory services to the Trust, a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);
     WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Advisor is willing to furnish such services upon the terms and conditions herein set forth;
     NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:
     1. In General. The Advisor agrees, all as more fully set forth herein, to act as investment advisor to the Trust with respect to the investment of the Trust’s assets and to supervise and arrange for the day-to-day operations of the Trust and the purchase of securities for and the sale of securities held in the investment portfolio of the Trust.
     2. Duties and Obligations of the Advisor. Subject to the succeeding provisions of this section and subject to the direction and control of the Trust’s Board of Trustees, the Advisor shall (i) act as investment advisor for and supervise and manage the investment and reinvestment of the Trust’s assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Trust and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Trust; (ii) supervise continuously the investment program of the Trust and the composition of its investment portfolio; (iii) arrange, subject to the provisions of paragraph 4 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of the Trust; and (iv) provide investment research to the Trust. Subject to the requirements of the 1940 Act, the Advisor may delegate any of the above duties to one or more sub-advisors.
     3. Covenants.
          (a) In the performance of its duties under this Agreement, the Advisor shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and all applicable Rules and Regulations of the Securities and Exchange Commission; (ii) any other applicable provision of law; (iii) the provisions of the Agreement and Declaration of Trust, as amended and restated, and By-Laws of the Trust, as such documents are amended from time to time; (iv) the investment objectives and policies of the Trust as set forth in its Registration Statement on Form N-2; and (v) any policies and determinations of the Board of Trustees of the Trust, and shall maintain compliance policies and procedures that the Advisor reasonably believes are adequate to ensure its compliance with the foregoing and
          (b) In addition, the Advisor will:
          (i) place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Advisor will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Advisor will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency. Consistent with this obligation, the Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Trust and other clients of the Advisor. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Advisor hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Advisor to the Trust and its other clients and that the total commissions paid by the Trust will be reasonable in relation to the benefits to the Trust over the long-term. In addition, to the extent expressly authorized by the Board of Trustees of the Trust by separate resolution, the Advisor is authorized to take into account the sale of shares of the Trust in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Advisor), provided that the Advisor believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Trust’s securities be purchased from or sold to the Advisor, or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law;
          (ii) maintain a policy and practice of conducting its investment advisory services hereunder independently of any real estate services of its affiliates. When the Advisor makes investment recommendations for the Trust, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Trust’s account are customers of the real estate services operations of its affiliates; and
          (iii) treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust, and the Trust’s prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

     4. Services Not Exclusive. Nothing in this Agreement shall prevent the Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.
     5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust’s request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act.
     6. Agency Cross Transactions. From time to time, the Advisor or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an “Account”) securities which the Advisor’s investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Advisor or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client’s consent. This is because in a situation where the Advisor is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Advisor or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Advisor’s part regarding the advisory client. The SEC has adopted a rule under the Investment Advisers Act of 1940, as amended, which permits the Advisor or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance. By execution of this Agreement, the Trust authorizes the Advisor or its affiliates to participate in agency cross transactions involving an Account. The Trust may revoke its consent at any time by written notice to the Advisor.
     7. Expenses. During the term of this Agreement, the Advisor will bear all costs and expenses of its employees and any overhead incurred in connection with its duties hereunder and shall bear the costs of any salaries or trustees fees of any officers or trustees of the Trust who are affiliated persons (as defined in the 1940 Act) of the Advisor; provided that the Board of Trustees of the Trust may approve reimbursement to the Advisor of the pro rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Trust operations (other than the provision of investment advice required to be provided hereunder) of all personnel employed by the Advisor who devote substantial time to Trust operations or the operations of other investment companies advised by the Advisor.
     8. Compensation of the Advisor.
          (a) The Trust agrees to pay to the Advisor and the Advisor agrees to accept as full compensation for all services rendered by the Advisor as such, a monthly fee (the

“Investment Advisory Fee”) in arrears at an annual rate equal to 0.85% of the average daily value of the Trust’s Managed Assets. “Managed Assets” means the total assets of the Trust minus the sum of the accrued liabilities (other than the aggregate indebtedness or other liabilities constituting financial leverage). For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.
          (b) For purposes of this Agreement, the net assets of the Trust shall be calculated pursuant to the procedures adopted by resolutions of the Trustees of the Trust for calculating the value of the Trust’s assets or delegating such calculations to third parties.
     9. Indemnity.
          (a) The Trust hereby agrees to indemnify the Advisor, and each of the Advisor’s directors, officers and employees (each such person being an “Indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been determined in accordance with subparagraph (c) below not to have acted in good faith in the reasonable belief that such Indemnitee’s action was in the best interest of the Trust and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however:
(1) no Indemnitee shall be indemnified hereunder against any liability to the Trust or its shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnitee’s position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”)
(2) as to any matter disposed of by settlement or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided by the Trust unless there has been a determination that such settlement or compromise is in the best interests of the Trust and that such Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee’s action was in the best interest of the Trust and did not involve disabling conduct by such Indemnitee; and
(3) with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be provided only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of Trustees of the Trust, including a majority of the Disinterested Non-Party Trustees (defined below).

          (b) The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Trust unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the trustees of the Trust determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the Indemnitee shall provide a security for such Indemnitee-undertaking, (B) the Trust shall be insured against losses arising by reason of any lawful advance, or (C) a majority of a quorum consisting of trustees of the Trust who are neither “interested persons” of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested Non-Party Trustees”) or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.
          (c) All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnitee is not liable or is not liable by reason of disabling conduct, or (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the Trust, or (ii) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized shall be made in accordance with the immediately preceding clause (2) above.
     The rights accruing to any Indemnitee under these provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.
     10. Limitation on Liability.
          (a) The Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by Advisor or by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.
          (b) Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that, as provided in Section 5.1 of Article V of the Declaration of Trust, this Agreement is executed by the Trustees and/or officers of the Trust, not individually but as such Trustees and/or officers of the Trust, and the obligations hereunder are not binding upon any of the Trustees or Shareholders individually but bind only the estate of the Trust.
     11. Duration and Termination. This Agreement shall become effective as of the date hereof and, unless sooner terminated with respect to the Trust as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Trust for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Trust’s Board of Trustees or the vote of a majority of the outstanding voting securities of the Trust at the time outstanding and entitled to vote, and (b) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Trust at any time, without the payment of any penalty, upon giving the Advisor 60 days’ written notice (which notice may be waived by the Advisor), provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the voting securities of the Trust at the time outstanding and entitled to vote, or by the Advisor on 60 days’ written notice (which notice may be waived by the Trust). This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings of such terms in the 1940 Act.)
     12. Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.
     13. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.
     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.
     15. Use of the Name Clarion. The Advisor has consented to the use by the Trust of the name or identifying word “Clarion” in the name of the Trust. Such consent is conditioned upon the employment of the Advisor as the investment advisor to the Trust. The name or identifying word “Clarion” may be used from time to time in other connections and for other purposes by the Advisor and any of its affiliates. The Advisor may require the Trust to cease using “Clarion” in the name of the Trust if the Trust ceases to employ, for any reason, the Advisor, any successor thereto or any affiliate thereof as investment advisor of the Trust.
     16. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

     17. Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

ING CLARION GLOBAL REAL ESTATE INCOME FUND
By:
Name:
Title:
[ ]

By:
Name:
Title:

ING CLARION GLOBAL REAL ESTATE INCOME FUND
FORM OF PROXY SOLICITED BY THE BOARD OF TRUSTEES
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 15, 2011
The undersigned holder of the above-referenced Fund, a Delaware statutory trust (the “Fund”), hereby appoints Jonathan A. Blome and William E. Zitelli, attorneys and proxies for the undersigned, with full powers of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned shares that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund (the “Meeting”) to be held at the offices of ING Clarion Real Estate Securities LLC, which will be renamed at the time of its change in control (the “Advisor”), 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087 on June 15, 2011 at 10:00 a.m. (Eastern time), and any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.
THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.
This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. If NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. Please refer to the Proxy Statement for a discussion of the Proposal.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

PROPOSAL	FOR	AGAINST	ABSTAIN

To approve a new investment advisory agreement between the Fund and the Advisor	☐	☐	☐
__________
Your signature(s) on this proxy should be exactly as your name or names appear on this proxy. If signing is by attorney, executor, administrator, trustee or guardian, please print your full title below your signature.
Dated: __________, 2011

Signature	Signature
PLEASE DATE, SIGN AND RETURN PROMPTLY USING THE ENCLOSED, POSTAGE-PAID ENVELOPE.